SHAREHOLDER MEETING RESULTS
   A special meeting of each Portfolios' shareholders was held on December 23, 1997. Each matter voted upon at the meeting, as well as the number of votes cast
for,  against  or  withheld,  and  abstained,   are  set  forth  below:

1. The shareholders of each Portfolio were asked to approve the reorganization of the Fund as a Massachusetts Business Trust. Sufficient votes were not received at the time of the meeting so a shareholder meeting has been rescheduled for February 20, 1998:
                                               SHARES       SHARES
                                               VOTED        VOTED
                                               "FOR"       "AGAINST"   ABSTAINED
                                             -----------   ---------   ---------
   Money Market Portfolio..................  132,367,550   7,622,655   9,582,375
   Tax-Exempt Portfolio...................    16,640,238     784,662   2,101,368

2. The shareholders of each Portfolio elected the following thirteen directors:

                                                      MONEY MARKET PORTFOLIO        TAX-EXEMPT PORTFOLIO
                                                    --------------------------    ------------------------
                                                                    SHARES                       SHARES
                                                      SHARES      WITHHOLDING       SHARES     WITHHOLDING
                                                       VOTED       AUTHORITY         VOTED      AUTHORITY
                                                       "FOR"        TO VOTE          "FOR"       TO VOTE
                                                    -----------   -----------     ----------   -----------
   David E. Anderson.............................   182,968,051    7,178,551      19,092,490    1,363,988
   Wayne L. Attwood, MD..........................   183,118,090    7,028,512      19,138,327    1,318,151
   Arthur H. Bernstein...........................   182,968,051    7,178,551      19,092,490    1,363,988
   Kristianne Blake..............................   183,174,242    6,972,360      19,138,327    1,318,151
   Edmond R. Davis...............................   182,955,594    7,191,008      19,092,490    1,363,988
   John W. English...............................   183,015,833    7,130,769      19,092,490    1,363,988
   Anne V. Farrell...............................   183,176,290    6,970,311      19,138,327    1,318,151
   Michael K. Murphy.............................   183,164,572    6,982,030      19,138,327    1,318,151
   Alfred E. Osborne, Jr. .......................   183,075,301    7,071,301      19,092,490    1,363,988
   William G. Papesh.............................   183,170,823    6,975,779      19,138,327    1,318,151
   Daniel Pavelich...............................   183,171,851    6,974,751      19,138,327    1,318,151
   Jay Rockey....................................   183,110,003    7,036,599      19,138,327    1,318,151
   Richard C. Yancey.............................   183,118,333    7,028,269      19,138,327    1,318,151

3. The  shareholders of each Portfolio  approved an amended  Investment  Manager
   Agreement:
                                              SHARES       SHARES
                                              VOTED        VOTED
                                              "FOR"       "AGAINST"   ABSTAINED
                                           -----------    ---------   ----------
   Money Market Portfolio...............   170,737,853    7,978,046   11,430,703
   Tax-Exempt Portfolio.................    17,190,660    1,047,043    2,218,775

4. The shareholders of each Portfolio were asked to approve an amended Distribution Plan of the Fund for its Class A shares. Sufficient votes were not received at the time of the meeting and a shareholder meeting has been rescheduled for February 20, 1998:
                                              SHARES       SHARES
                                              VOTED        VOTED
                                              "FOR"       "AGAINST"   ABSTAINED
                                           -----------    ---------   ----------
   Money Market - Class A...............   169,147,297    8,581,224   12,289,983
   Money Market - Class B...............       122,765            -        5,333
   Tax-Exempt - Class A.................    17,057,981      947,856    2,439,114
   Tax-Exempt - Class B.................         1,030            -      104,964

5. The shareholders of each Portfolio approved certain amendments to its existing fundamental investment restrictions allowing each Fund to invest in the following types of securities:
                                              SHARES       SHARES
                                              VOTED        VOTED
                                              "FOR"       "AGAINST"   ABSTAINED
   MONEY MARKET PORTFOLIO                  -----------    ---------   ----------
   Rule 144A Securities................... 128,333,929    8,834,235   12,404,418
   Asset-Backed Securities and
     Non-Financial Institution Securities. 127,879,566    9,406,531   12,278,480

                                              SHARES       SHARES
                                              VOTED        VOTED
   TAX-EXEMPT PORTFOLIO                       "FOR"       "AGAINST"   ABSTAINED
                                           -----------    ---------   ----------
   Rule 144A Securities...................  16,161,187      991,123    2,304,568